Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

THIRD QUARTER 2017 FINANCIAL RESULTS

ROLLING MEADOWS, IL, October 26, 2017 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended September 30, 2017. Management will host a webcast conference call to discuss these results on Thursday, October 26, 2017 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release and the “Supplemental Quarterly Data” and “CFO Commentary,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 9.

Summary of Financial Results – Third Quarter

Reconciliations of non-GAAP measures begin on page 2

(Dollars in millions, except per share data)	3rd Q 2017		3rd Q 2016		Change
	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP
Brokerage Segment
Revenues	$953.7	$953.1	$877.6	$883.5	9%	8%
Organic revenues		$900.0		$869.5		3.5%
Net earnings	$107.6		$97.7		10%
Net earnings margin	11.3%		11.1%		+15 bpts
Adjusted EBITDAC		$266.2		$246.3		8%
Adjusted EBITDAC margin		27.9%		27.9%		+5 bpts
Diluted net earnings per share	$0.59	$0.67	$0.55	$0.61	7%	10%

Risk Management Segment
Revenues	$200.2	$200.2	$176.7	$177.7	13%	13%
Organic revenues		$195.5		$177.4		10.2%
Net earnings	$17.1		$13.2		30%
Net earnings margin	8.5%		7.5%		+107 bpts
Adjusted EBITDAC		$35.8		$30.0		19%
Adjusted EBITDAC margin		17.9%		16.9%		+100 bpts
Diluted net earnings per share	$0.09	$0.09	$0.07	$0.08	29%	13%

Corporate Segment
Diluted net earnings per share	$0.03	$0.05	$0.07	$0.08	-57%	-38%

Total Company
Diluted net earnings per share	$0.71	$0.81	$0.69	$0.77	3%	5%

“We delivered another excellent quarter of operating performance,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “We posted strong revenue growth, expanded margins, completed 6 brokerage tuck-in mergers and grew earnings per share in the quarter. During this same period, many of our clients faced challenges related to unprecedented natural disasters. I’m proud of how quickly our employees anticipated and addressed clients’ needs even as many dealt with their own losses. In addition, consistent with the values of our unique Gallagher culture, others generously volunteered and contributed to relief efforts.”

“Over the past month, I met with almost all of our global leaders and many insurance carriers. My discussions, and our own internal data, continue to suggest a stable global P&C rate environment. Of particular note, Australia and New Zealand are continuing to see rate increases, and it appears there could be some modest hardening on U.S. property lines. Regardless of industry conditions, our talented team will help our clients navigate the current insurance market place, and I believe we are well positioned for a strong finish to 2017, and for another excellent year in 2018.”

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Summary of Financial Results – Nine Months Ended September 30

Reconciliations of non-GAAP measures begin on page 3

(Dollars in millions, except per share data)	9 Mths 2017		9 Mths 2016		Change
	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP
Brokerage Segment
Revenues	$2,830.3	$2,827.2	$2,642.2	$2,609.2	7%	8%
Organic revenues		$2,657.3		$2,567.3		3.5%
Net earnings	$325.2		$278.5		17%
Net earnings margin	11.5%		10.5%		+95 bpts
Adjusted EBITDAC		$791.1		$715.1		11%
Adjusted EBITDAC margin		28.0%		27.4%		+57 bpts
Diluted net earnings per share	$1.75	$1.93	$1.54	$1.75	14%	10%
Risk Management Segment
Revenues	$571.5	$571.5	$532.5	$533.3	7%	7%
Organic revenues		$563.4		$532.6		5.8%
Net earnings	$45.8		$42.1		9%
Net earnings margin	8.0%		7.9%		+10 bpts
Adjusted EBITDAC		$99.1		$91.7		8%
Adjusted EBITDAC margin		17.3%		17.2%		+15 bpts
Diluted net earnings per share	$0.25	$0.25	$0.23	$0.24	9%	4%
Corporate Segment
Diluted net earnings (loss) per share	$(0.03)	$0.06	$0.02	$0.08	-250%	-25%

Total Company
Diluted net earnings per share	$1.97	$2.24	$1.79	$2.07	10%	8%

Quarter Ended September 30 Reported GAAP to Adjusted Non-GAAP Reconciliation:

							Diluted Net
	Revenues		Net Earnings		EBITDAC		Earnings Per Share
Segment	3rd Q 17	3rd Q 16	3rd Q 17	3rd Q 16	3rd Q 17	3rd Q 16	3rd Q 17	3rd Q 16
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$953.7	$877.6	$107.6	$97.7	$256.5	$229.9	$0.59	$0.55
Gains on book sales	(0.6)	(1.1)	(0.4)	(0.8)	(0.6)	(1.1)	—	—
Acquisition integration	—	—	2.3	6.7	3.5	9.4	0.01	0.04
Workforce & lease termination	—	—	3.4	4.3	5.1	6.0	0.02	0.02
Acquisition related adjustments	—	—	8.3	1.3	1.7	0.6	0.05	—
U.K. statutory income tax rate change	—	—	—	(1.5)	—	—	—	(0.01)
Levelized foreign currency translation	—	7.0	—	0.7	—	1.5	—	0.01

Brokerage, as adjusted *	953.1	883.5	121.2	108.4	266.2	246.3	0.67	0.61

Risk Management, as reported	200.2	176.7	17.1	13.2	35.7	29.2	0.09	0.07
Workforce & lease termination	—	—	—	0.3	0.1	0.4	—	0.01
Acquisition related adjustments	—	—	(0.4)	—	—	—	—	—
Levelized foreign currency translation	—	1.0	—	0.2	—	0.4	—	—

Risk Management, as adjusted *	200.2	177.7	16.7	13.7	35.8	30.0	0.09	0.08

Corporate, as reported	430.6	428.0	13.1	19.5	(53.4)	(42.7)	0.03	0.07
Litigation settlement	—	—	—	3.5	—	4.4	—	0.01
Home office lease termination/move	—	—	3.7	—	6.2	—	0.02	—

Corporate, as adjusted *	430.6	428.0	16.8	23.0	(47.2)	(38.3)	0.05	0.08

Total Company, as reported	$1,584.5	$1,482.3	$137.8	$130.4	$238.8	$216.4	$0.71	$0.69

Total Company, as adjusted *	$1,583.9	$1,489.2	$154.7	$145.1	$254.8	$238.0	$0.81	$0.77

Total Brokerage & Risk
Management, as reported	$1,153.9	$1,054.3	$124.7	$110.9	$292.2	$259.1	$0.68	$0.62

Total Brokerage & Risk
Management, as adjusted *	$1,153.3	$1,061.2	$137.9	$122.1	$302.0	$276.3	$0.76	$0.69

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*	For 2017, the pretax impact of the Brokerage Segment adjustments totals $20.5 million, with a corresponding adjustment to the provision for income taxes of $6.9 million relating to these items. The pretax impact of the Risk Management Segment adjustments totals ($0.5) million, with a corresponding adjustment to the provision for income taxes of ($0.1) million relating to these items. The pretax impact of the Corporate Segment adjustments totals $6.2 million, with a corresponding adjustment to the provision for income taxes of $2.5 million relating to these items. A detailed reconciliation of the 2017 and 2016 provision for income taxes is shown on page 13.

Nine Months Ended September 30 Reported GAAP to Adjusted Non-GAAP Reconciliation:

							Diluted Net
	Revenues		Net Earnings		EBITDAC		Earnings Per Share
Segment	9 Mths 17	9 Mths 16	9 Mths 17	9 Mths 16	9 Mths 17	9 Mths 16	9 Mths 17	9 Mths 16
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$2,830.3	$2,642.2	$325.2	$278.5	$762.4	$674.4	$1.75	$1.54
Gains on book sales	(3.1)	(4.7)	(2.2)	(3.3)	(3.1)	(4.7)	(0.01)	(0.02)
Acquisition integration	—	—	6.6	25.1	9.7	35.5	0.04	0.14
Workforce & lease termination	—	—	9.8	8.6	14.4	12.1	0.05	0.05
Acquisition related adjustments	—	—	18.2	9.6	7.7	3.2	0.10	0.06
U.K. statutory income tax rate change	—	—	—	(1.5)	—	—	—	(0.01)
Levelized foreign currency translation	—	(28.3)	—	(2.1)	—	(5.4)	—	(0.01)

Brokerage, as adjusted *	2,827.2	2,609.2	357.6	314.9	791.1	715.1	1.93	1.75

Risk Management, as reported	571.5	532.5	45.8	42.1	98.5	89.9	0.25	0.23
Workforce & lease termination	—	—	0.3	0.9	0.6	1.3	—	0.01
Acquisition related adjustments	—	—	(0.4)	—	—	—	—	—
Levelized foreign currency translation	—	0.8	—	0.2	—	0.5	—	—

Risk Management, as adjusted *	571.5	533.3	45.7	43.2	99.1	91.7	0.25	0.24

Corporate, as reported	1,158.8	1,035.1	15.0	23.4	(155.3)	(112.0)	(0.03)	0.02
Litigation settlement	—	—	8.8	11.6	11.1	14.6	0.05	0.06
Home office lease termination/move	—	—	7.9	—	13.2	—	0.04	—

Corporate, as adjusted *	1,158.8	1,035.1	31.7	35.0	(131.0)	(97.4)	0.06	0.08

Total Company, as reported	$4,560.6	$4,209.8	$386.0	$344.0	$705.6	$652.3	$1.97	$1.79

Total Company, as adjusted *	$4,557.5	$4,177.6	$435.0	$393.1	$759.2	$709.4	$2.24	$2.07

Total Brokerage & Risk
Management, as reported	$3,401.8	$3,174.7	$371.0	$320.6	$860.9	$764.3	$2.00	$1.77

Total Brokerage & Risk
Management, as adjusted *	$3,398.7	$3,142.5	$403.3	$358.1	$890.2	$806.8	$2.18	$1.99

*	For 2017, the pretax impact of the Brokerage Segment adjustments totals $47.8 million, with a corresponding adjustment to the provision for income taxes of $15.4 million relating to these items. There was no net pretax impact of the Risk Management Segment adjustments, with a corresponding adjustment to the provision for income taxes of $0.1 million relating to these items. The pretax impact of the Corporate Segment adjustments totals $24.3 million, with a corresponding adjustment to the provision for income taxes of $7.6 million relating to these items. A detailed reconciliation of the 2017 and 2016 provision for income taxes is shown on page 14.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	3rd Q 17	3rd Q 16	Change	9 Mths 17	9 Mths 16	Change
Base Commissions and Fees
Commissions and fees, as reported	$884.9	$811.5	9.0%	$2,576.0	$2,398.3	7.4%
Less commissions and fees from acquisitions	(37.1)	—		(124.4)	—
Less disposed of operations	—	(0.1)		—	(1.5)
Levelized foreign currency translation	—	6.2		—	(26.2)

Organic base commissions and fees	$847.8	$817.6	3.7%	$2,451.6	$2,370.6	3.4%

Supplemental Commissions
Supplemental commissions, as reported	$39.9	$35.3	13.0%	$115.9	$106.8	8.5%
Less supplemental commissions from acquisitions	(0.2)	—		(1.4)	—
Less disposed of operations	—	(0.1)		—	(0.5)
Levelized foreign currency translation	—	0.2		—	(2.7)

Organic supplemental commissions	$39.7	$35.4	12.2%	$114.5	$103.6	10.5%

Contingent Commissions
Contingent commissions, as reported	$13.5	$16.4	-17.7%	$96.4	$96.7	-0.3%
Less contingent commissions from acquisitions	(1.0)	—		(5.2)	—
Less disposed of operations	—	—		—	(2.9)
Levelized foreign currency translation	—	0.1		—	(0.7)

Organic contingent commissions	$12.5	$16.5	-24.2%	$91.2	$93.1	-2.0%

Total reported commissions, fees, supplemental commissions and contingent commissions	$938.3	$863.2	8.7%	$2,788.3	$2,601.8	7.2%
Less commissions and fees from acquisitions	(38.3)	—		(131.0)	—
Less disposed of operations	—	(0.2)		—	(4.9)
Levelized foreign currency translation	—	6.5		—	(29.6)

Total organic commissions, fees, supplemental commissions and contingent commissions	$900.0	$869.5	3.5%	$2,657.3	$2,567.3	3.5%

Acquisition Activity	3rd Q 17	3rd Q 16	9 Mths 17	9 Mths 16
Number of acquisitions closed	6	7	27	28
Estimated annualized revenues acquired (in millions)	$36.9	$27.4	$129.7	$97.8

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios			3rd Q 17	3rd Q 16	9 Mths 17	9 Mths 16
Compensation expense, as reported			$548.4	$504.0	$1,621.7	$1,515.1
Acquisition integration			(3.0)	(4.9)	(6.7)	(14.0)
Workforce and lease termination related charges			(4.7)	(5.5)	(12.5)	(9.3)
Acquisition related adjustments			(1.7)	(0.6)	(7.7)	(3.2)
Levelized foreign currency translation			—	2.6	—	(18.9)

Compensation expense, as adjusted			$539.0	$495.6	$1,594.8	$1,469.7

Reported compensation expense ratios using reported revenues on pages 2 and 3	*		57.5%	57.4%	57.3%	57.3%

Adjusted compensation expense ratios using adjusted revenues on pages 2 and 3	*	*	56.6%	56.1%	56.4%	56.3%

*	Reported third quarter compensation ratio was 0.1 pts higher than the same period in 2016. This ratio was primarily impacted by raises and increased incentive compensation, partially offset by lower integration costs, headcount controls and favorable medical plan experience.

**	Adjusted third quarter compensation ratio was 0.5 pts higher than the same period in 2016. This ratio was primarily impacted by raises and increased incentive compensation, partially offset by headcount controls and favorable medical plan experience.

Operating Expense and Ratios			3rd Q 17	3rd Q 16	9 Mths 17	9 Mths 16
Operating expense, as reported			$148.8	$143.7	$446.2	$452.7
Acquisition integration			(0.5)	(4.5)	(3.0)	(21.5)
Workforce and lease termination related charges			(0.4)	(0.5)	(1.9)	(2.8)
Levelized foreign currency translation			—	2.9	—	(4.0)

Operating expense, as adjusted			$147.9	$141.6	$441.3	$424.4

Reported operating expense ratios using reported revenues on pages 2 and 3	*		15.6%	16.4%	15.8%	17.1%

Adjusted operating expense ratios using adjusted revenues on pages 2 and 3	*	*	15.5%	16.0%	15.6%	16.3%

*	Reported third quarter operating expense ratio was 0.8 pts lower than the same period in 2016. This ratio was primarily impacted by lesser integration costs and savings in professional fees.

**	Adjusted third quarter operating expense ratio was 0.5 pts lower than the same period in 2016. This ratio was primarily impacted by savings in professional fees.

Net Earnings to Adjusted EBITDAC (Non-GAAP)		3rd Q 17	3rd Q 16	Change	9 Mths 17	9 Mths 16	Change
Net earnings, as reported		$107.6	$97.7	10.1%	$325.2	$278.5	16.8%
Provision for income taxes		54.0	51.4		166.6	148.8
Depreciation		14.9	14.2		45.9	42.6
Amortization		68.9	62.5		196.9	183.3
Change in estimated acquisition earnout payables		11.1	4.1		27.8	21.2

EBITDAC		256.5	229.9	11.6%	762.4	674.4	13.1%
Gains from books of business sales		(0.6)	(1.1)		(3.1)	(4.7)
Acquisition integration		3.5	9.4		9.7	35.5
Acquisition related adjustments		1.7	0.6		7.7	3.2
Workforce and lease termination related charges		5.1	6.0		14.4	12.1
Levelized foreign currency translation		—	1.5		—	(5.4)

EBITDAC, as adjusted		$266.2	$246.3	8.1%	$791.1	$715.1	10.6%

Net earnings margin, as reported using reported revenues on pages 2 and 3		11.3%	11.1%	+15 bpts	11.5%	10.5%	+95 bpts

EBITDAC margin, as adjusted using adjusted revenues on pages 2 and 3	*	27.9%	27.9%	+5 bpts	28.0%	27.4%	+57 bpts

*	Adjusted EBITDAC margin expansion for third quarter 2017 would have been approximately 30 basis points excluding the roll-in impact of our acquisitions.

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)		3rd Q 17	3rd Q 16	Change	9 Mths 17	9 Mths 16	Change
Fees	*	$200.1	$176.0	13.7%	$567.6	$529.6	7.2%
International performance bonus fees		—	0.4		3.5	2.2

Fees as reported		200.1	176.4	13.4%	571.1	531.8	7.4%
Less fees from acquisitions		(4.6)	—		(7.7)	—
Levelized foreign currency translation		—	1.0		—	0.8

Organic fees	*	$195.5	$177.4	10.2%	$563.4	$532.6	5.8%

*	Organic fee growth was helped by revenues from claim audit timing of approximately $4.0 million. Excluding these audit revenues, organic growth would have been approximately 8%.

Compensation Expense and Ratios		3rd Q 17	3rd Q 16	9 Mths 17	9 Mths 16
Compensation expense, as reported		$115.4	$106.8	$333.6	$316.3
Workforce and lease termination related charges		(0.1)	(0.3)	(0.6)	(1.2)
Levelized foreign currency translation		—	0.5	—	0.3

Compensation expense, as adjusted		$115.3	$107.0	$333.0	$315.4

Reported compensation expense ratios using reported revenues on pages 2 and 3	*	57.6%	60.4%	58.4%	59.4%

Adjusted compensation expense ratios using adjusted revenues on pages 2 and 3	*	57.6%	60.2%	58.3%	59.1%

*	Reported third quarter compensation ratio was 2.8 pts lower than the same period in 2016. Adjusted third quarter compensation ratio was 2.6 pts lower than the same period in 2016. Excluding the impact of the audit timing noted above, the reported and adjusted third quarter compensation ratios were 1.5 pts and 1.3 pts lower than the same period in 2016, respectively. Both ratios were primarily impacted by savings in base compensation and employee benefits related to headcount controls.

Operating Expense and Ratios		3rd Q 17	3rd Q 16	9 Mths 17	9 Mths 16
Operating expense, as reported		$49.1	$40.7	$139.4	$126.3
Workforce and lease termination related charges		—	(0.1)	—	(0.1)
Levelized foreign currency translation		—	0.1	—	—

Operating expense, as adjusted		$49.1	$40.7	$139.4	$126.2

Reported operating expense ratios using reported revenues on pages 2 and 3	*	24.5%	23.0%	24.4%	23.7%

Adjusted operating expense ratios using adjusted revenues on pages 2 and 3	*	24.5%	22.9%	24.4%	23.7%

*	Reported third quarter operating expense ratio was 1.5 pts higher than the same period in 2016. Adjusted third quarter operating expense ratio was 1.6 pts higher than the same period in 2016. Excluding the impact of the audit timing noted above, the reported and adjusted third quarter operating ratios were 2.0 pts and 2.1 pts higher than the same period in 2016, respectively. Both ratios were impacted by increased business insurance, bad debts and ramp-up costs associated with new business wins in Australia, all totaling approximately $3.0 million.

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Net Earnings to Adjusted EBITDAC (Non-GAAP)		3rd Q 17	3rd Q 16	Change	9 Mths 17	9 Mths 16	Change
Net earnings, as reported		$17.1	$13.2	29.6%	$45.8	$42.1	8.8%
Provision for income taxes		10.7	8.3		27.8	25.8
Depreciation		7.7	7.0		23.1	20.2
Amortization		0.7	0.7		2.1	1.8
Change in estimated acquisition earnout payables		(0.5)	—		(0.3)	—

EBITDAC		35.7	29.2	22.3%	98.5	89.9	9.6%
Workforce and lease termination related charges		0.1	0.4		0.6	1.3
Levelized foreign currency translation		—	0.4		—	0.5

EBITDAC, as adjusted		$35.8	$30.0	19.3%	$99.1	$91.7	8.1%

Net earnings margin, as reported using reported revenues on pages 2 and 3		8.5%	7.5%	+107 bpts	8.0%	7.9%	+10 bpts

EBITDAC margin, as adjusted using adjusted revenues on pages 2 and 3	*	17.9%	16.9%	+100 bpts	17.3%	17.2%	+15 bpts

*	Adjusted EBITDAC margin for third quarter 2017 would have been 17.7% excluding the revenue and operating expense items discussed on the previous page.

Corporate Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

	2017			2016
	Pretax Loss	Income Tax Benefit	Net Earnings (Loss) Attributable to Controlling Interests	Pretax Loss	Income Tax Benefit	Net Earnings (Loss) Attributable to Controlling Interests
3rd Quarter
Interest and banking costs	$(31.9)	$12.8	$(19.1)	$(29.3)	$11.7	$(17.6)
Clean energy related (1)	(38.8)	77.1	38.3	(39.8)	79.1	39.3
Acquisition costs	(2.3)	0.9	(1.4)	(0.9)	0.1	(0.8)
Corporate	(21.2)	12.5	(8.7)	(9.1)	3.4	(5.7)
Litigation settlement	—	—	—	(4.4)	0.9	(3.5)
Home office lease termination/move	(6.2)	2.5	(3.7)	—	—	—

Reported 3rd quarter	(100.4)	105.8	5.4	(83.5)	95.2	11.7
Litigation settlement	—	—	—	4.4	(0.9)	3.5
Home office lease termination/move	6.2	(2.5)	3.7	—	—	—

Adjusted 3rd quarter	$(94.2)	$103.3	$9.1	$(79.1)	$94.3	$15.2

Nine Months
Interest and banking costs	$(95.0)	$38.1	$(56.9)	$(83.6)	$33.4	$(50.2)
Clean energy related (1)	(114.5)	202.7	88.2	(98.1)	183.9	85.8
Acquisition costs	(7.4)	2.2	(5.2)	(3.7)	0.6	(3.1)
Corporate	(49.1)	33.8	(15.3)	(27.7)	9.6	(18.1)
Litigation settlement	(11.1)	2.3	(8.8)	(14.6)	3.0	(11.6)
Home office lease termination/move	(13.2)	5.3	(7.9)	—	—	—

Reported nine months	(290.3)	284.4	(5.9)	(227.7)	230.5	2.8
Litigation settlement	11.1	(2.3)	8.8	14.6	(3.0)	11.6
Home office lease termination/move	13.2	(5.3)	7.9	—	—	—

Adjusted nine months	$(266.0)	$276.8	$10.8	$(213.1)	$227.5	$14.4

(1)	Pretax earnings for the third quarter are presented net of amounts attributable to noncontrolling interests of $7.7 million in 2017 and $7.8 million in 2016. Pretax earnings for the nine-month period are presented net of amounts attributable to noncontrolling interests of $20.9 million in 2017 and $20.6 million in 2016.

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Corporate Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued):

Interest and banking costs and debt - At September 30, 2017, Gallagher had $2,798.0 million of borrowings from private placements, $75.0 million of short-term borrowings under its line of credit facility and $156.4 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from our debt covenant computations. Gallagher issued $398.0 million private placement debt in early August 2017 to fund the repayment of debt that matured on August 3, 2017 and reduced the credit facility balance.

Clean energy - Consists of the operating results related to our investments in 34 clean coal production plants and royalty income from clean coal licenses related to Chem-Mod LLC. Additional information regarding these results is available in the “CFO Commentary” at ajg.com/IR.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation and other corporate level activities. In the CFO commentary document as of September 15, 2017, we provided an estimate of our third quarter 2017 after-tax loss for this line ranging between $5.0 million and $6.0 million. As shown on the previous page, we actually reported a loss of $8.7 million. Most of the variance was due to unrealized losses on the unfavorable impact of foreign exchange rates on the remeasurement of monetary assets, net of liabilities, denominated in non-functional currencies on the balance sheets of our non-U.S. operations. As of October 25, 2017, most of that unrealized loss has reversed as the dollar has strengthened subsequent to September 30, 2017.

Litigation Settlement - During the third quarter of 2015, Gallagher settled litigation against certain former U.K. executives and their advisors for a pretax gain of $31.0 million ($22.3 million net of costs and taxes). Incremental expenses that arose in connection with this matter resulted in quarterly after-tax charges being incurred through June 30, 2017. No such charges were incurred in this segment in the third quarter of 2017.

Home Office Lease Termination/Move - During first quarter 2017, we relocated our corporate office headquarters to a nearby suburb of Chicago. Move-related after-tax charges, including after-tax lease abandonment charges, were $3.7 million in the third quarter of 2017. Move-related after-tax charges are expected to total approximately $0.5 million in the fourth quarter of 2017.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended September 30, 2017 and 2016 was (42.5)% and (37.4)%, respectively, which was lower than the statutory rate due to the amount of IRC Section 45 tax credits earned and the impact of the income tax benefit of stock compensation in third quarter 2017.

Webcast Conference Call

Gallagher will host a webcast conference call on Thursday, October 26, 2017 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to ajg.com/IR. The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Rolling Meadows, Illinois, has operations in 34 countries and offers client-service capabilities in more than 150 countries around the world through a network of correspondent brokers and consultants.

Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding (i) the amount of, and potential uses for, investment returns generated by Gallagher’s clean energy investments; (ii) our corporate income tax rate; (iii) anticipated future results or performance of any segment or the Company as a whole; (iv) the premium rate environment; (v) the economic environment; and (vi) anticipated acquisition integration costs.

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Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

•	Risks and uncertainties related to Gallagher’s clean energy investments, including uncertainties related to political and regulatory risks, such as potential actions by Congress or challenges by the IRS eliminating or reducing the availability of tax credits under IRC Section 45 retroactively and/or going forward; the ability to maintain and find co-investors; the potential for divergent business objectives by co-investors and other stakeholders; plant operational risks, including supply-chain risks; utilities’ future use of, or demand for, coal; the market price of coal; the costs of moving a clean coal plant; intellectual property litigation risks; and environmental risks - all of which could impact (i) and (ii) above; and

•	Changes in worldwide and national economic conditions; changes in premium rates and in insurance markets generally; changes in the insurance brokerage industry’s competitive landscape; changes in accounting standards; and the uncertainties and challenges inherent in the acquisition integration process - all of which could impact (iii) - (vi) above.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. See further below for definitions and the reason each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, beginning in first quarter 2017, Gallagher makes determinations regarding certain elements of executive officer compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior year information, presented in this earnings release, provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 13 and 14 for a reconciliation of the adjustments made to income taxes.

•	Adjusted revenues and expenses - Revenues, compensation expense and operating expense, respectively, each adjusted to exclude the following:

•	Net gains realized from sales of books of business, which are primarily net proceeds received related to sales of books of business and other divestiture transactions.

•	Acquisition integration costs, which include costs related to certain of our large acquisitions, outside the scope of our usual tuck-in strategy, not expected to occur on an ongoing basis in the future once we fully assimilate the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Workforce related charges, which primarily include severance costs related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•	Acquisition related adjustments, which include change in estimated acquisition earnout payables adjustments, impacts of acquisition valuation true-ups, impairment charges and acquisition related compensation charges.

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•	The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

•	EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues. These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance and, for the overall business, provide a meaningful way to measure its financial performance on an ongoing basis.

•	Adjusted EBITDAC and Adjusted EBITDAC Margin - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance, and are also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	Adjusted EPS for the Brokerage and Risk Management segments - Net earnings adjusted to exclude the after-tax impact of net gains realized from sales of books of business, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges and acquisition related adjustments divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and is also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

Organic Revenues (a non-GAAP measure)—For the Brokerage segment, organic change in base commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, change in base commission and fee revenue organic growth excludes the period-over-period impact of foreign currency translation. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 11 and 12), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 2 and 3), for organic revenue measures (on pages 4 and 6, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 5, 6, and 7, respectively, for the Brokerage and Risk Management segments). Reported compensation and operating expense ratios can also be found in the “Supplemental Quarterly Data” available at ajg.com/IR.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 3rd Qtr Ended September 30,

(Unaudited - in millions except per share, percentage and workforce data)

Brokerage Segment	3rd Q Ended Sept 30, 2017	3rd Q Ended Sept 30, 2016	9 Mths Ended Sept 30, 2017	9 Mths Ended Sept 30, 2016
Commissions	$662.6	$612.9	$1,943.3	$1,842.3
Fees	222.3	198.6	632.7	556.0
Supplemental commissions	39.9	35.3	115.9	106.8
Contingent commissions	13.5	16.4	96.4	96.7
Investment income and gains realized on books of business sales	15.4	14.4	42.0	40.4

Revenues	953.7	877.6	2,830.3	2,642.2

Compensation	548.4	504.0	1,621.7	1,515.1
Operating	148.8	143.7	446.2	452.7
Depreciation	14.9	14.2	45.9	42.6
Amortization	68.9	62.5	196.9	183.3
Change in estimated acquisition earnout payables	11.1	4.1	27.8	21.2

Expenses	792.1	728.5	2,338.5	2,214.9

Earnings before income taxes	161.6	149.1	491.8	427.3
Provision for income taxes	54.0	51.4	166.6	148.8

Net earnings	107.6	97.7	325.2	278.5
Net earnings (loss) attributable to noncontrolling interests	(0.3)	(0.2)	7.1	4.1

Net earnings attributable to controlling interests	$107.9	$97.9	$318.1	$274.4

EBITDAC
Net earnings	$107.6	$97.7	$325.2	$278.5
Provision for income taxes	54.0	51.4	166.6	148.8
Depreciation	14.9	14.2	45.9	42.6
Amortization	68.9	62.5	196.9	183.3
Change in estimated acquisition earnout payables	11.1	4.1	27.8	21.2

EBITDAC	$256.5	$229.9	$762.4	$674.4

Risk Management Segment	3rd Q Ended Sept 30, 2017	3rd Q Ended Sept 30, 2016	9 Mths Ended Sept 30, 2017	9 Mths Ended Sept 30, 2016
Fees	$200.1	$176.4	$571.1	$531.8
Investment income	0.1	0.3	0.4	0.7

Revenues	200.2	176.7	571.5	532.5

Compensation	115.4	106.8	333.6	316.3
Operating	49.1	40.7	139.4	126.3
Depreciation	7.7	7.0	23.1	20.2
Amortization	0.7	0.7	2.1	1.8
Change in estimated acquisition earnout payables	(0.5)	—	(0.3)	—

Expenses	172.4	155.2	497.9	464.6

Earnings before income taxes	27.8	21.5	73.6	67.9
Provision for income taxes	10.7	8.3	27.8	25.8

Net earnings	17.1	13.2	45.8	42.1
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$17.1	$13.2	$45.8	$42.1

EBITDAC
Net earnings	$17.1	$13.2	$45.8	$42.1
Provision for income taxes	10.7	8.3	27.8	25.8
Depreciation	7.7	7.0	23.1	20.2
Amortization	0.7	0.7	2.1	1.8
Change in estimated acquisition earnout payables	(0.5)	—	(0.3)	—

EBITDAC	$35.7	$29.2	$98.5	$89.9

Corporate Segment	3rd Q Ended Sept 30, 2017	3rd Q Ended Sept 30, 2016	9 Mths Ended Sept 30, 2017	9 Mths Ended Sept 30, 2016
Revenues from consolidated clean coal facilities	$418.6	$417.1	$1,125.2	$1,000.6
Royalty income from clean coal licenses	12.5	12.7	34.7	36.6
Loss from unconsolidated clean coal facilities	(0.5)	(0.5)	(1.1)	(1.2)
Other net (losses) revenues	—	(1.3)	—	(0.9)

Revenues	430.6	428.0	1,158.8	1,035.1

Cost of revenues from consolidated clean coal facilities	451.4	449.7	1,215.4	1,079.1
Compensation	16.3	15.8	58.1	48.3
Operating	16.3	5.2	40.6	19.7
Interest	31.4	28.5	92.9	81.5
Depreciation	7.9	4.5	21.2	13.6

Expenses	523.3	503.7	1,428.2	1,242.2

Loss before income taxes	(92.7)	(75.7)	(269.4)	(207.1)
Benefit for income taxes	(105.8)	(95.2)	(284.4)	(230.5)

Net earnings	13.1	19.5	15.0	23.4
Net earnings attributable to noncontrolling interests	7.7	7.8	20.9	20.6

Net earnings (loss) attributable to controlling interests	$5.4	$11.7	$(5.9)	$2.8

EBITDAC
Net earnings	$13.1	$19.5	$15.0	$23.4
Benefit for income taxes	(105.8)	(95.2)	(284.4)	(230.5)
Interest	31.4	28.5	92.9	81.5
Depreciation	7.9	4.5	21.2	13.6

EBITDAC	$(53.4)	$(42.7)	$(155.3)	$(112.0)

See “Information Regarding Non-GAAP Measures” on page 9 of 14.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 3rd Qtr Ended September 30,

(Unaudited - in millions except share and per share data)

Total Company	3rd Q Ended Sept 30, 2017	3rd Q Ended Sept 30, 2016	9 Mths Ended Sept 30, 2017	9 Mths Ended Sept 30, 2016
Commissions	$662.6	$612.9	$1,943.3	$1,842.3
Fees	422.4	375.0	1,203.8	1,087.8
Supplemental commissions	39.9	35.3	115.9	106.8
Contingent commissions	13.5	16.4	96.4	96.7
Investment income and gains realized on books of business sales	15.5	14.7	42.4	41.1
Revenues from clean coal activities	430.6	429.3	1,158.8	1,036.0
Other net (losses) revenues—Corporate	—	(1.3)	—	(0.9)

Revenues	1,584.5	1,482.3	4,560.6	4,209.8

Compensation	680.1	626.6	2,013.4	1,879.7
Operating	214.2	189.6	626.2	598.7
Cost of revenues from clean coal activities	451.4	449.7	1,215.4	1,079.1
Interest	31.4	28.5	92.9	81.5
Depreciation	30.5	25.7	90.2	76.4
Amortization	69.6	63.2	199.0	185.1
Change in estimated acquisition earnout payables	10.6	4.1	27.5	21.2

Expenses	1,487.8	1,387.4	4,264.6	3,921.7

Earnings before income taxes	96.7	94.9	296.0	288.1
Benefit for income taxes	(41.1)	(35.5)	(90.0)	(55.9)

Net earnings	137.8	130.4	386.0	344.0
Net earnings attributable to noncontrolling interests	7.4	7.6	28.0	24.7

Net earnings attributable to controlling interests	$130.4	$122.8	$358.0	$319.3

Diluted net earnings per share	$0.71	$0.69	$1.97	$1.79

Dividends declared per share	$0.39	$0.38	$1.17	$1.14

EBITDAC
Net earnings	$137.8	$130.4	$386.0	$344.0
Benefit for income taxes	(41.1)	(35.5)	(90.0)	(55.9)
Interest	31.4	28.5	92.9	81.5
Depreciation	30.5	25.7	90.2	76.4
Amortization	69.6	63.2	199.0	185.1
Change in estimated acquisition earnout payables	10.6	4.1	27.5	21.2

EBITDAC	$238.8	$216.4	$705.6	$652.3

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Sept 30, 2017	Dec 31, 2016
Cash and cash equivalents	$564.9	$545.5
Restricted cash	1,615.6	1,392.1
Premiums and fees receivable	2,227.3	1,844.8
Other current assets	679.6	633.7

Total current assets	5,087.4	4,416.1
Fixed assets - net	413.4	377.6
Deferred income taxes (includes tax credit carryforwards of $607.1 in 2017 and $477.9 in 2016)	918.4	796.5
Other noncurrent assets	559.6	504.3
Goodwill - net	4,160.4	3,767.8
Amortizable intangible assets - net	1,671.2	1,627.3

Total assets	$12,810.4	$11,489.6

Premiums payable to insurance and reinsurance companies	$3,508.5	$2,996.1
Accrued compensation and other accrued liabilities	768.1	772.1
Unearned fees	85.4	69.0
Other current liabilities	61.8	70.9
Premium financing debt	156.4	125.6
Corporate related borrowings - current	125.0	578.0

Total current liabilities	4,705.2	4,611.7
Corporate related borrowings - noncurrent	2,741.7	2,144.6
Other noncurrent liabilities	1,191.3	1,077.5

Total liabilities	8,638.2	7,833.8

Stockholders’ equity:
Common stock - issued and outstanding	180.8	178.3
Capital in excess of par value	3,366.0	3,265.5
Retained earnings	1,062.1	916.4
Accumulated other comprehensive loss	(498.9)	(763.6)

Total controlling interests stockholders’ equity	4,110.0	3,596.6
Noncontrolling interests	62.2	59.2

Total stockholders’ equity	4,172.2	3,655.8

Total liabilities and stockholders’ equity	$12,810.4	$11,489.6

See “Information Regarding Non-GAAP Measures” on page 9 of 14.

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Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

OTHER INFORMATION	3rd Q Ended Sept 30, 2017	3rd Q Ended Sept 30, 2016	9 Mths Ended Sept 30, 2017	9 Mths Ended Sept 30, 2016
Basic weighted average shares outstanding (000s)	180,511	177,611	179,753	177,355
Diluted weighted average shares outstanding (000s)	182,517	178,520	181,588	178,160
Number of common shares outstanding at end of period (000s)			180,799	177,941
Workforce at end of period (includes acquisitions):
Brokerage			19,715	18,539
Risk Management			5,749	5,451
Total Company			26,271	24,689

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
3rd Q Ended Sept 30, 2017
Brokerage, as reported	$161.6	$54.0	$107.6	$(0.3)	$107.9	$0.59
Gains on book sales	(0.6)	(0.2)	(0.4)	—	(0.4)	—
Acquisition integration	3.5	1.2	2.3	—	2.3	0.01
Workforce & lease termination	5.1	1.7	3.4	—	3.4	0.02
Acquisition related adjustments	12.5	4.2	8.3	—	8.3	0.05

Brokerage, as adjusted	$182.1	$60.9	$121.2	$(0.3)	$121.5	$0.67

Risk Management, as reported	$27.8	$10.7	$17.1	$—	$17.1	$0.09
Workforce & lease termination	0.1	0.1	—	—	—	—
Acquisition related adjustments	(0.6)	(0.2)	(0.4)	—	(0.4)	—

Risk Management, as adjusted	$27.3	$10.6	$16.7	$—	$16.7	$0.09

Corporate, as reported	$(92.7)	$(105.8)	$13.1	$7.7	$5.4	$0.03
Litigation settlement	—	—	—	—	—	—
Home office lease termination/move	6.2	2.5	3.7	—	3.7	0.02

Corporate, as adjusted	$(86.5)	$(103.3)	$16.8	$7.7	$9.1	$0.05

3rd Q Ended Sept 30, 2016
Brokerage, as reported	$149.1	$51.4	$97.7	$(0.2)	$97.9	$0.55
Gains on book sales	(1.1)	(0.3)	(0.8)	—	(0.8)	—
Acquisition integration	9.4	2.7	6.7	—	6.7	0.04
Workforce & lease termination	6.0	1.7	4.3	—	4.3	0.02
Acquisition related adjustments	1.9	0.6	1.3	—	1.3	—
U.K. statutory income tax rate change	—	1.5	(1.5)	—	(1.5)	(0.01)
Levelized foreign currency translation	1.0	0.3	0.7	—	0.7	0.01

Brokerage, as adjusted	$166.3	$57.9	$108.4	$(0.2)	$108.6	$0.61

Risk Management, as reported	$21.5	$8.3	$13.2	$—	$13.2	$0.07
Workforce & lease termination	0.4	0.1	0.3	—	0.3	0.01
Levelized foreign currency translation	0.3	0.1	0.2	—	0.2	—

Risk Management, as adjusted	$22.2	$8.5	$13.7	$—	$13.7	$0.08

Corporate, as reported	$(75.7)	$(95.2)	$19.5	$7.8	$11.7	$0.07
Litigation settlement	4.4	0.9	3.5	—	3.5	0.01

Corporate, as adjusted	$(71.3)	$(94.3)	$23.0	$7.8	$15.2	$0.08

See “Information Regarding Non-GAAP Measures” on page 9 of 14.

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Reconciliation of Non-GAAP Measures—Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
9 Months Ended Sept 30, 2017
Brokerage, as reported	$491.8	$166.6	$325.2	$7.1	$318.1	$1.75
Gains on book sales	(3.1)	(0.9)	(2.2)	—	(2.2)	(0.01)
Acquisition integration	9.7	3.1	6.6	—	6.6	0.04
Workforce & lease termination	14.4	4.6	9.8	—	9.8	0.05
Acquisition related adjustments	26.8	8.6	18.2	—	18.2	0.10

Brokerage, as adjusted	$539.6	$182.0	$357.6	$7.1	$350.5	$1.93

Risk Management, as reported	$73.6	$27.8	$45.8	$—	$45.8	$0.25
Workforce & lease termination	0.6	0.3	0.3	—	0.3	—
Acquisition related adjustments	(0.6)	(0.2)	(0.4)	—	(0.4)	—

Risk Management, as adjusted	$73.6	$27.9	$45.7	$—	$45.7	$0.25

Corporate, as reported	$(269.4)	$(284.4)	$15.0	$20.9	$(5.9)	$(0.03)
Litigation settlement	11.1	2.3	8.8	—	8.8	0.05
Home office lease termination/move	13.2	5.3	7.9	—	7.9	0.04

Corporate, as adjusted	$(245.1)	$(276.9)	$31.7	$20.9	$10.8	$0.06

9 Months Ended Sept 30, 2016
Brokerage, as reported	$427.3	$148.8	$278.5	$4.1	$274.4	$1.54
Gains on book sales	(4.7)	(1.4)	(3.3)	—	(3.3)	(0.02)
Acquisition integration	35.5	10.4	25.1	—	25.1	0.14
Workforce & lease termination	12.1	3.5	8.6	—	8.6	0.05
Acquisition related adjustments	13.7	4.1	9.6	—	9.6	0.06
U.K. statutory income tax rate change	—	1.5	(1.5)	—	(1.5)	(0.01)
Levelized foreign currency translation	(3.0)	(0.9)	(2.1)	—	(2.1)	(0.01)

Brokerage, as adjusted	$480.9	$166.0	$314.9	$4.1	$310.8	$1.75

Risk Management, as reported	$67.9	$25.8	$42.1	$—	$42.1	$0.23
Workforce & lease termination	1.3	0.4	0.9	—	0.9	0.01
Levelized foreign currency translation	0.4	0.2	0.2	—	0.2	—

Risk Management, as adjusted	$69.6	$26.4	$43.2	$—	$43.2	$0.24

Corporate, as reported	$(207.1)	$(230.5)	$23.4	$20.6	$2.8	$0.02
Litigation settlement	14.6	3.0	11.6	—	11.6	0.06

Corporate, as adjusted	$(192.5)	$(227.5)	$35.0	$20.6	$14.4	$0.08

See “Information Regarding Non-GAAP Measures” on page 9 of 14.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

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